UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2006

PubliCARD, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-29794	23-0991870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Rockefeller Plaza, 14th Floor,
New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 651-3102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2006, the Board of Directors of PubliCARD, Inc. approved a thirty-three percent reduction in compensation for all non-employee directors effective April 1, 2006. As a result, the annual retainer for Harry I. Freund, Chairman of the Board of Directors, and Jay S. Goldsmith, Vice Chairman of the Board of Directors, was reduced from $100,000 to $66,667, and the annual retainer for all other non-employee directors was reduced from $24,000 to $16,000. These arrangements have indefinite terms and are terminable at any time by either party.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Description of the registrant’s compensation practices of its directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc. Registrant

Date: March 22, 2006	/s/ Antonio L. DeLise
Antonio L. DeLise, President,
Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Description of the registrant’s compensation practices of its directors